Exhibit 10.30

MAXIM INTEGRATED PRODUCTS INC.

1996 STOCK INCENTIVE PLAN

LEGAL PROVISIONS OF THE OPTION

To the Grantee Identified on the Stock Option Cover Sheet:

MAXIM INTEGRATED PRODUCTS, INC., a Delaware corporation (the “Company”), pursuant to its 1996 Stock Incentive Plan (the “Plan”) has this day granted to you, the Grantee named on the stock option cover sheet, an option to purchase shares of the common stock of the Company (“Common Stock”). This option will not be treated as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

The details of your option are as follows:

1. Total Number of Shares Subject to this Option. The total number of shares of Common Stock subject to this option is set forth on the stock option cover sheet.

2. Vesting. Subject to the limitations contained herein, this option shall be exercisable with respect to each installment on or after the date of vesting applicable to such installment as set forth on the stock option cover sheet.

3. Exercise Price and Method of Payment.

(a) Exercise Price. The exercise price of this option is set forth on the stock option cover sheet, being not less than one hundred percent (100%) of the fair market value of the Common Stock on the date of grant of this option.

(b) Method of Payment. Payment of the exercise price per share is due in full upon exercise of all or any part of each installment which has become exercisable by Grantee by any of the following, or a combination thereof, at Grantee’s election:

(i)	cash; or

(ii)	check; or

(iii)	surrender of other shares of common stock of the Company which shares (i) if acquired either directly or indirectly from the Company, have been owned by Grantee for at least the period required to avoid a charge to the Company’s reported earnings, (ii) shall be valued at its fair market value on the date of exercise, and (iii) must be owned free and clear of any liens, claims, encumbrances or security interests; or

(iv)	by net exercise whereby the Option may be exercised in full or in part by surrendering a portion of the Option as payment of the aggregate exercise price per share for the number of shares subject to the Option to be exercised. The number of shares subject to the Option that would be surrendered in payment of the exercise price would be determined by multiplying the number of shares to be exercised by the per share exercise price, and then dividing the product thereof by an amount equal to the per share fair market value on the date of exercise.

4. Minimum Number of Shares and Whole Shares. The minimum number of shares with respect to which this option may be exercised at any one time is one hundred (100), except (a) as to an installment subject to exercise, as set forth in paragraph 2, which amounts to fewer than one hundred (100) shares, in which case, as to the exercise of that installment, the number of shares in such installment shall be the minimum number of shares, and (b) with respect to the final exercise of this option this minimum shall not apply. In no event may this option be exercised for any number of shares which would require the issuance of anything other than whole shares.

5. Securities Law Compliance. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Securities Act of 1933, as amended (the “Act”) or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Act.

6. Term of Option. The term of this option commences on the date hereof and, unless sooner terminated as set forth below or in the Plan, terminates on the date ten (10) years from the date this option is granted. In no event may this option be exercised on or after the date on which it terminates. This option shall terminate prior to the expiration of its term as follows: Ninety (90) days after the termination of your Continuous Status as an Employee, Director or Consultant (as defined in the Plan) for any reason or for no reason unless:

(a) such termination is due to your permanent and total disability (within the meaning of Section 422(c)(6) of the Code), in which event the option shall terminate on the earlier of the termination date set forth above or three hundred and sixty-five (365) days following such termination; or

(b) such termination is due to your death, in which event the option shall terminate on the earlier of the termination date set forth above or five hundred and forty-seven (547) days after your death; or

(c) during any part of such ninety (90) day period the option is not exercisable solely because of the condition set forth in paragraph 5 above, in which event the option shall not terminate until the earlier of the termination date set forth above or until it shall have been exercisable for an aggregate period of ninety (90) days after the termination of employment.

(d) exercise of the option within ninety (90) days after your termination would result in liability under section 16(b) of the Securities Exchange Act of 1934, in which case the option will terminate on the earlier of (I) the termination date set forth above, (ii) the tenth (10th) day after the last date upon which exercise would result in such liability or (iii) six (6) months and ten (10) days after the termination of your employment with the Company or an affiliate.

However, this option may be exercised following your termination only as to that number of shares as to which it was exercisable on the date such termination under the provisions of paragraph 2 of this option.

7. Exercise of Option.

(a) This option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price, or with such other documentation as the Administrator shall require, to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to the Plan.

(b) By exercising this option you agree that the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of this option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise.

8. Option not Transferable. Except as may be approved by the Administrator, this option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

9. Option not an Employment Contract. This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue your employment with the Company, or of the Company to continue your employment with the Company.

10. Notices. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

11. Governing Plan Document. This option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

Dated as of the grant date set forth on the cover sheet.

Effective only if executed on the cover sheet by an officer of the Company duly authorized by the Board of Directors.